China Housing & Land Development Inc. Announces
Second Quarter 2011 Financial Results

Xi’an, China – August 15, 2011 -- China Housing & Land Development, Inc. (“China Housing” or the “Company”; Nasdaq: CHLN) today announced its financial results for the quarter ended June 30, 2011.

Highlights for Q2 2011:

•	Total revenue in the second quarter of 2011 decreased 10.2% to $20.3 million from $22.6 million in the first quarter of 2011 and decreased 44.7% from $36.6 million in the second quarter of 2010.

•
Total gross floor area (“GFA”) sales were 12,769 sq. meters during the second quarter of 2011, compared to 28,438 sq. meters in the first quarter of 2011 and 46,459 sq. meters in the second quarter of 2010.

•	Average residential selling price (“ASP”) in the second quarter of 2011 was RMB 6,551, compared with RMB 6,115 in the first quarter of 2011, and RMB 5,641 in the second quarter of 2010.

•
Gross profit decreased 10.6% to $5.1 million from $5.7 million in the first quarter of 2011 and decreased 50.5% from $10.3 million in the second quarter of 2010. Second quarter 2011 gross margin was 25.3% compared to 25.4% in the first quarter of 2011 and 28.2% in the second quarter of 2010.

•	SG&A expenses as a percentage of total revenue increased to 16.4%, compared to 15.2% in the first quarter of 2011 and 10.3% in the second quarter of 2010.

•	Operating income decreased 35.1% to $0.9 million from $1.3 million in the first quarter of 2011, and decreased from $5.7 million in the second quarter of 2010.

•
Net income attributable to the Company in the second quarter of 2011 was $0.6 million, or $0.02 per basic share and $0.01 per diluted share.  Excluding the $0.7 million or $ 0.02 gain on basic EPS associated with the revaluation of derivatives and warrants, net income was $(0.1) million.

Mr. Pingji Lu, China Housing’s Chairman, commented, “The majority of our revenue in the second quarter was derived from our Puhua Phase I and Phase II projects.  The local government in Xi’an slowed down the approval process for new development projects resulting in a pre-sales schedule delay for our three outstanding development projects scheduled for this year.  We now believe JunJing III, Park Plaza and Golden Bay will commence pre-sales at the end of our third quarter of 2011, in the fourth quarter of 2011 and the first quarter of 2012, respectively.”

“After the local government implemented policies designed to slow down the new supply of development projects, Xi’an’s housing sales volume decreased dramatically in March, but since that time, has gradually risen each month and as of the end of June is 66% above its March lows.  We are also pleased to see that average selling prices in Xi’an have remained steady throughout these policy changes, which bodes well for our current and upcoming residential projects.”

“In the second quarter, buyers showed signs of absorbing the latest round of government policies implemented earlier this year.  In spite of the delay related to the timing of pre-sales at JunJing III, as of August 12, 2011, we have presold over 90% of the units available at this project at gross margin levels in the 30%-35% range.  Once we receive all of the required permits, we will be able to book our contract sales based on percentage of completion accounting methods.

“We expect the majority of our project revenue in the second half of 2011 to come from our Puhua Phase One, Puhua Phase Two, JunJing III, and Park Plaza projects.  Based on the delayed permit approval process for our latest development projects, we have lowered our full year expectations for contact sales and recognized revenue.  We are optimistic that our delayed projects will move forward as buyers continue to show signs of returning to the market.”

Total revenue in the second quarter of 2011 decreased 10.2% to $20.3 million from $22.6 million in the first quarter of 2011 and decreased 44.7% from $36.6 million in the second quarter of 2010. In the second quarter of 2011, most of the Company’s revenue came from its Puhua Phase I and Phase II. Second quarter 2011 contract sales totaled US$12.9 million representing a total GFA of 12,769 square meters. Second quarter 2011 contract sales represented a 66.4% decrease compared to US$38.4 million in the second quarter of 2010.  Total gross floor area (“GFA”) sales were 12,769 sq. meters during the second quarter of 2011, compared to 28,438 sq. meters in the first quarter of 2011 and 46,459 sq. meters in the second quarter of 2010.  The Company’s average residential selling price (“ASP”) in the second quarter of 2011 was RMB 6,551, compared with RMB 6,115 in the first quarter of 2011, and RMB 5,641 in the second quarter of 2010.

Gross profit for the three months ended June 30, 2011 was $5.1 million, representing a decrease of 10.6% from $5.7 million in the first quarter of 2011 and 50.5% decrease from $10.3 million in the same period of 2010.  The gross profit margin for the three months ended June 30, 2011 was 25.3%, which is below the 28.2% in the same period of 2010 and the 25.4% in the first quarter of 2011.  The Company’s gross margin in the current period was consistent with the expectations.  Due to the sellout of Jun Jing II Phase Two, gross profit decreased as a result of decreased revenue.  Our gross margin decreased 2.9%compared with the same period in 2010 and remained at the same level as the first quarter of 2011.

SG&A expense was $3.3 million in the second quarter of 2011, compared to $3.4 million in the first quarter of 2011 and $3.8 million in the second quarter of 2010. SG&A expenses as a percentage of total revenue increased to 16.4%, compared to 15.2% in the first quarter of 2011 and 10.3% in the second quarter of 2010.  The increase in SG&A as a percent of  total revenue is primarily due to reduced revenue.

Operating income in the second quarter decreased to $0.9 million, or 4.2% of total revenue, from $1.3 million, or 5.8% of total revenue, in the first quarter of 2011, and decreased from $5.7 million, or 15.6% of total revenue in the second quarter of 2010 primarily due to reduced revenues, while we had level SG&A expenses and interest expenses in the three months ended on June 30, 2011 compared with the same period of 2010.

Net income attributable to China Housing in the second quarter of 2011 was $0.6 million or $0.02 per basic share and $0.01 per diluted share. Excluding the $0.7 million or $0.02 gain on basic earnings per share (“EPS”) associated with the revaluation of derivatives and warrants, net income was $(0.1) million. This performance compares to a net income of $2.5 million, or $0.07 per basic share, in the first quarter of 2011, which excludes a $1.9 million non-cash loss associated with the revaluation of derivatives and warrants in the first quarter of 2011.

Sequential Quarterly Revenue Breakout Comparison

Project	Q2 2011						Q1 2011
	Recognized Revenue	Contract Sales	GFA Sold	ASP	Unsold GFA	POC	Recognized Revenue	Contract Sales	GFA Sold	ASP
	($)	($)	(m2)	(RMB)	(m2)		($)	($)	(m2)	(RMB)
Projects Under Construction
Puhua Phase One	7,703,630	4,952,039	4,291	7,500	22,928	65.1%	5,219,729	5,150,567	3,665	9,243
Puhua Phase Two	4,975,580	5,686,955	6,717	5,502	201,966	40.3%	8,428,480	18,767,261	21,984	5,618
Projects Completed
JunJing II Phase One	193,138	193,138	125	9,992	4065	100%	1,080,635	1,080,635	1,139	6,242
JunJing II Phase Two	1,988,513	1,325,792	966	8,923	155	100%	4,174,516	680,484	697	6,421
Tsining-24G	-	-	-	-	71	100%	695,439	695,439	953	4,801
JunJing I	672,697	672,697	587	7,450	1,054	100%	-	-	-	-
Additional Project	39,698	39,698	83	-	-	100%	58,018	58,018	-	-

Other Income	4,678,936	-	-				2,900,879	-	-
Total	20,252,192	12,870,319	12,769	6,551	230,239	-	22,557,696	26,432,404	28,438	6,115
Q-o-Q Change	-10.2%	-51.3%	-55.0%	7.1%

As of June 30, 2011, China Housing reported $72.7 million in unrestricted cash, compared to $81.6 million as of March 31, 2011 and $46.9 million as of December 31, 2010. Total debt outstanding as of June 30, 2011 was $167.0 million compared with $167.4 million on March 31, 2011 and $143.9 million on December 31, 2010. Net debt outstanding (total debt less cash) as of June 30, 2011 was $54.2 million compared with $46.1 million on March 31, 2011 and $62.3 million on December 31, 2010. The company’s net debt as a percentage of total capital (net debt plus shareholders’ equity) was 31.5% on June 30, 2011 and 28.6% on March 31, 2011 and 38.0% on December 31, 2010, which increased due to additional bank loan and employee loans.

	Q2 2011
Projects in Planning	Unsold GFA	First Pre-sales Scheduled
	(m2)
JunJing III	49,636	Q3 2011
Park Plaza	141,822	Q4 2011
Golden Bay	252,540	Q1 2012
Puhua Phase Three	130,000	Q2 2012
Puhua Phase Four	161,107	Q4 2013
Textile City	630,000	Q3 2012
Hu County	195,000	Q3 2011
Total projects in planning	1,560,105

2011 Outlook

Total contract sales in 2011 are expected to reach $180 to $200 million, a 22%-35% increase compared to $148 million in 2010.  Total recognized revenue in 2011 is expected to reach $135 to $155 million, compared to $140 million in 2010.  Gross margin in 2011 is expected to reach 30%-35%.  The Company is reporting contract sales estimates compared to revenue as they are not subject to percentage of completion alterations.

Conference Call Information

China Housing’s management will host a conference call at 8:30 am ET on Monday August 15, 2011.  Listeners may access the call by dialing #1-913-312-1403. To listen to the live webcast of the event, please go to http://www.viavid.net.  Listeners may access the call replay, which will be available through August 22nd, by dialing #1-858-384-5517; passcode: 2541242.

About China Housing & Land Development, Inc.

Based in Xi’an, the capital city of China’s Shaanxi province, China Housing & Land Development, Inc., is a leading developer of residential and commercial properties in northwest China. China Housing has been engaged in land acquisition, development, and management, including the sales of residential and commercial real estate properties through its wholly-owned subsidiary in China, since 1992.

China Housing & Land Development is the first Chinese real estate development company traded on NASDAQ.  The Company’s news releases, project information, photographs, and more are available on the internet at www.chldinc.com.

Safe Harbor

This news release may contain forward-looking information about China Housing & Land Development, Inc. which is covered under the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. These statements can be identified by the use of forward- looking terminology such as believe, expect, may, will, should, project, plan, seek, intend, or anticipate or the negative thereof or comparable terminology, and include discussions of strategy, and statements about industry trends and China Housing & Land Development's future performance, operations, and products.

Such statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. Actual performance results may vary significantly from expectations and projections. Further information regarding this and other risk factors are contained in China Housing's public filings with the U.S. Securities and Exchange Commission.

All information provided in this news release and in any attachments is as of the date of the release, and the companies do not undertake any obligation to update any forward-looking statement as a result of new information, future events or otherwise, except as required under law.

China Housing contacts

Mr. Cangsang Huang
Chief Financial Officer
Tel:   +86-29-8258-2648 in Xi'an
Email: chuang@chldinc.com

Ms. Jing Lu
Chief Operating Officer, Board Secretary, and Investor Relations Officer
+86 29.8258.2639 in Xi’an
jinglu@chldinc.com / English and Chinese

Mr. Shuai Luo
Investor Relations
+86 29.8258.2632 in Xi’an
Laurentluo@chldinc.com/ English and Chinese

Mr. Bill Zima, ICR
+86 10 6583 7511
William.Zima@icrinc.com

China Housing Investor Relations Department
+1 646. 308.1285

(Financial Tables on Following Pages)

CHINA HOUSING & LAND DEVELOPMENT, INC. AND SUBSIDIARIES

Interim Condensed Consolidated Balance Sheets
As of June 30, 2011 and December 31, 2010
(Unaudited)

	June 30,	December 31,
	2011	2010
ASSETS
Cash and cash equivalents	$72,693,792	$46,904,161
Cash - restricted	40,163,129	34,756,450
Accounts receivable, net of allowance for doubtful accounts of $272,121 and $266,493, respectively	11,645,849	9,297,505
Other receivables, prepaid expenses and other assets, net	4,819,554	7,653,925
Real estate held for development or sale	136,496,753	104,586,550
Property and equipment, net	30,109,786	29,735,836
Advance to suppliers	1,771,850	1,223,366
Deposits on land use rights	64,292,684	74,938,729
Intangible assets, net	52,834,718	51,846,410
Goodwill	1,845,064	1,806,905
Deferred financing costs	327,384	401,703
Total assets	$417,000,563	$363,151,540

LIABILITIES
Accounts payable	$25,957,225	$22,542,083
Advances from customers	69,551,520	52,229,189
Accrued expenses	3,025,094	2,507,638
Payables for acquisition of businesses	92,572	2,363,385
Income and other taxes payable	12,156,822	15,429,752
Other payables	6,536,097	5,663,222
Loans from employees	12,052,294	8,787,879
Loans payable	104,898,559	82,971,074
Deferred tax liability	14,577,897	14,344,712
Warrants liability	27,949	2,766,382
Fair value of embedded derivatives	565,494	2,027,726
Convertible debt	8,722,132	16,251,840
Mandatorily redeemable noncontrolling interests in Subsidiaries	41,255,994	33,535,969
Total liabilities	299,419,649	261,420,851

SHAREHOLDERS' EQUITY
Common stock: $.001 par value, authorized 100,000,000 shares
issued and outstanding 35,078,639 and 32,685,331, respectively	35,079	32,685
Additional paid in capital	48,768,781	38,996,078
Common stock subscribed	-	59,606
Statutory reserves	6,654,715	6,654,715
Retained earnings	44,579,620	41,528,907
Accumulated other comprehensive income	17,542,719	14,458,698
Total shareholders’ equity	117,580,914	101,730,689

Total liabilities and shareholders' equity	$417,408,913	$363,151,540

CHINA HOUSING & LAND DEVELOPMENT, INC. AND SUBSIDIARIES

Interim Condensed Consolidated Statements of Income (Loss)
For The Three and Six Months Ended June 30, 2011 and 2010
(Unaudited)

	3 Months	3 Months	6 Months	6 Months
	June 30, 2011	June 30, 2010	June 30, 2011	June 30, 2010
REVENUES
Real Estate sales	$15,573,256	$35,220,386	$35,230,073	$67,611,447
Other income	4,678,938	1,373,409	7,579,817	2,555,262
Total revenues	20,252,194	36,593,795	42,809,890	70,166,709

COST OF SALES
Cost of real estate sales	13,150,640	25,691,338	27,789,214	52,253,225
Cost of other revenue	1,987,855	576,854	4,184,424	1,113,627
Total cost of revenue	15,138,495	26,268,192	31,973,638	53,366,852

Gross margin	5,113,699	10,325,603	10,836,252	16,799,857

OPERATING EXPENSES
Selling, general, and administrative expenses	3,321,725	3,758,565	6,754,441	6,296,449
Stock based compensation	17,820	-	17,820
Other expenses	348,901	65,381	390,478	188,032
Interest expense	365,460	447,475	962,608	954,500
Accretion expense on convertible debt	206,813	345,926	543,804	675,108
Total operating expenses	4,260,719	4,617,347	8,669,151	8,114,089

NET INCOME FROM BUSINESS OPERATION	852,980	5,708,256	2,167,101	8,685,768

CHANGE IN FAIR VALUE OF DERIVATIVES
Change in fair value of embedded derivatives	(409,478)	(1,307,129)	(1,462,232)	(1,873,335)
Change in fair value of warrants	(263,623)	(2,242,663)	(1,114,274)	(2,797,264)
Total change in fair value of derivatives	(673,101)	(1,369,300)	(2,576,506)	(2,490,107)

Income (loss) before provision for income taxes and noncontrolling interest	1,526,081	7,077,556	4,743,607	11,175,875

Provision for income taxes	978,373	1,531,461	1,764,862	2,540,992
Recovery of deferred income taxes	(33,922)	(21,851)	(71,968)	(50,997)
Net income (loss)	581,630	5,567,946	3,050,713	8,685,880

Charge to noncontrolling interest	-	-	-	(14,229,043)

NET INCOME (LOSS) ATTRIBUTABLE TO CHINA HOUSING & LAND DEVELOPMENT, INC.	$581,630	$5,567,946	$3,050,713	$(5,543,163)

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	35,078,639	33,065,386	34,485,897	32,824,416

Diluted	36,694,348	35,302,785	36,101,606	34,752,732

NET INCOME (LOSS) PER SHARE
Basic	$0.02	$0.17	$0.09	$(0.17)

Diluted	$0.01	$0.13	$0.05	$(0.20)

CHINA HOUSING & LAND DEVELOPMENT, INC. AND SUBSIDIARIES

 Interim Condensed Consolidated Statements of Comprehensive Income (Loss)
For The Three and Six Months Ended June 30, 2011 and 2010
(Unaudited)

	3 Months	3 Months	6 Months	6 Months
	June 30,	June 30,	June 30,	June 30,
	2011	2010	2011	2010

NET INCOME (LOSS)	$581,630	$5,567,946	$3,050,713	$8,685,880

OTHER COMPREHENSIVE INCOME (LOSS)
Gain (loss) in foreign exchange	1,721,150	834,531	3,084,021	806,847

Less: COMPREHENSIVE INCOME (LOSS)	2,302,780	6,402,477	6,134,734	9,492,727

Charge to noncontrolling interest	-	-	-	(14,229,043)

Comprehensive income (loss) attributable to China Housing & Land Development, Inc.	$2,302,780	$6,402,477	$6,134,734	$(4,736,316)